EXHIBIT 23.1

CONSENT OF BDO SEIDMAN, LLP

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2005, relating to the consolidated financial statements and schedules of Alloy, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

(Signed)

BDO Seidman, LLP

New York, New York

August 4, 2005